UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 9, 2010

GeoMet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32960	76-0662382
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Fannin, Suite 1850

Houston, Texas 77010

(Address of principal executive offices including Zip Code)

(713) 659-3855

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Adoption of Material Compensatory Plan.

On November 9, 2010, the stockholders of GeoMet, Inc. (the “Company”) approved an amendment to the Company’s 2006 Long-Term Incentive Plan (the “2006 Plan”) to allow for a stock option exchange program. The amendment specifically permits the Company to implement a one-time-only option exchange offer, pursuant to which employees would be allowed to surrender up to 566,968 outstanding stock options that are significantly “underwater” (i.e., those options with an exercise price that is greater than $5.00 per share of common stock) for cancellation in exchange for up to 98,416 restricted shares of common stock in the aggregate to be granted under the 2006 Plan. The amendment required the Company to commence the one-time option exchange offer on or before November 9, 2011. A copy of the GeoMet, Inc. 2006 Long-Term Incentive Plan, amended and restated to include the foregoing amendment, is attached to this Form 8-K as Exhibit 10.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on Tuesday, November 9, 2010 at 10:00 a.m. central time at the Company’s principal offices in Houston, Texas. Holders of 39,758,484 shares of common stock (including 294,220 shares of restricted common stock) of the Company and 4,000,000 shares of Series A Convertible Redeemable Preferred Stock (“preferred stock”) at the close of business on September 27, 2010 were entitled to vote at the meeting. Each holder of preferred stock was entitled to one vote per share of common stock into which the holder’s preferred stock was convertible, and holders of common stock and preferred stock voted together as a single class on all matters presented at the annual meeting. As of the record date, shares of preferred stock were convertible into common stock at the rate of 7.692307692 common shares per share of preferred stock, eliminating fractional shares. Approximately 83.83% of the eligible voting shares were represented at the annual meeting in person or by proxy. The certified results of the matters voted upon at the meeting by the Company’s common and preferred stockholders, voting together as a single class, are as follows:

Proposal #1 — Elect the following nine nominees as members of the Board of Directors of the Company to serve until the next annual meeting of the Company’s stockholders:

Director Nominee	Votes For	Withheld
J. Darby Seré	58,762,363	363,050
J. Hord Armstrong, III	56,534,136	2,591,277
James C. Crain	56,590,292	2,535,121
Stanley L. Graves	56,420,874	2,704,539
Charles D. Haynes	58,591,945	533,468
W. Howard Keenan, Jr.	58,762,363	363,050
Philip G. Malone	58,079,708	1,045,705
Michael Y. McGovern	58,039,580	1,085,833
Gary S. Weber	58,079,708	1,045,705

Proposal #2 — Approve an amendment to the Company’s 2006 Long-Term Incentive Plan to allow for a one-time stock option exchange program for the Company’s employees:

Votes For	Votes Against	Abstain
48,703,637	10,280,404	141,372

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
10.1	GeoMet, Inc. 2006 Long-Term Incentive Plan (Amended and Restated effective November 9, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeoMet, Inc.
(Registrant)

Dated: November 15, 2010	By:	/s/ William C. Rankin
	Name:	William C. Rankin
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Document
10.1	GeoMet, Inc. 2006 Long-Term Incentive Plan (Amended and Restated effective November 9, 2010).